SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2011
Education Management Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34466	25-1119571

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sixth Avenue, Pittsburgh, Pennsylvania	15222

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (412) 562-0900
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.
On May 2, 2011, Education Management Corporation (the “Company”) announced that the Office of the U.S. Attorney for the Western District of Pennsylvania has informed the Company that the U.S. Department of Justice has filed a motion to intervene in a qui tam action involving the Company which was filed in United States District Court for the Western District of Pennsylvania. This matter relates to a previously disclosed investigation by the Civil Division of the U.S. Department of Justice with respect to the compensation of admissions representatives. The case alleges that the Company’s compensation plans for admission representatives violated the Higher Education Act, as amended, and U.S. Department of Education regulations prohibiting an institution participating in Title IV Programs from providing any commission, bonus or other incentive payment based directly or indirectly on success in securing enrollments to any person or entity engaged in any student recruitment or admissions activity. The Company believes that several states intend to join the qui tam action alleging violations of their respective state False Claims Acts.
The Company implemented a compensation plan for its admissions representatives in July of 2003 which was designed to comply with a safe harbor adopted by the U.S. Department of Education. The design of the compensation plan was based on advice of counsel that the plan complied with the safe harbor. The Company intends to vigorously defend itself.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION MANAGEMENT CORPORATION
By:	/s/ J. Devitt Kramer
J. Devitt Kramer
Senior Vice President, General Counsel and Secretary

Dated: May 2, 2011